Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Energy Partners, Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-162185) on Form S-8 of Energy Partners, Ltd. and subsidiaries of our report dated March 10, 2010, except for the supplemental condensed consolidating balance sheet as of December 31, 2009, and related supplemental condensed consolidating statements of operations and cash flows for the period from October 1, 2009 through December 31, 2009 (Successor Company), and for the period from January 1, 2009 through September 30, 2009 (Predecessor Company) as presented in note 19, which is as of March 2, 2011, with respect to the consolidated balance sheet of Energy Partners, Ltd. and subsidiaries as of December 31, 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from October 1, 2009 through December 31, 2009 (Successor Company), for the period from January 1, 2009 through September 30, 2009 (Predecessor Company) and for the year ended December 31, 2008 (Predecessor Company), which report appears in the December 31, 2010 annual report on Form 10-K of Energy Partners, Ltd. and subsidiaries.

As discussed in note 1 and note 4 to the consolidated financial statements, the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on May 1, 2009. The Company’s plan of reorganization became effective, and the Company emerged from bankruptcy protection on September 21, 2009. In connection with its emergence from bankruptcy, the Successor Company Energy Partners, Ltd. and subsidiaries adopted fresh-start reporting in conformity with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 852 (ASC 852), Reorganizations. Accordingly, the Successor Company’s consolidated financial statements prior to September 30, 2009 are not comparable to its consolidated financial statements for periods on or after September 30, 2009.

/s/ KPMG LLP

New Orleans, Louisiana

March 2, 2011